Exhibit 99.1

Material Technologies, Inc. Appoints Dr. Brent M. Phares As Chief Engineer

Los Angeles, CA – August 29, 2007 -- Material Technologies, Inc. (OTC BB: MTTG.OB), an engineering and product/service company specializing in technologies that monitor and measure metal fatigue, has appointed Dr. Brent M. Phares as its Chief Engineer.

Dr. Phares has over 15 years of management, inspection, research, and testing experience related to bridge structures.  Dr. Phares is currently the Associate Director for Bridges and Structures at Iowa State University.  In this position, Dr. Phares is responsible for the development and deployment of innovative bridge evaluation and techniques and for the development of applications for innovative materials in bridge engineering.  In the past, Dr. Phares has served as a consulting Research Engineer at the Federal Highway Administration’s Nondestructive Evaluation Validation Center where he led the execution of several validation and developmental studies.  More recently, Dr. Phares served as President and CEO of a small engineering firm specializing in the evaluation of civil infrastructure based on innovative sensors and monitoring strategies.  He is a registered professional engineer and serves as a voting member of many national and international technical committees.

About Material Technologies, Inc.

Material Technologies, Inc. (“MaTech”) was founded in 1983 and is a Los Angeles based engineering, research and development company that specializes in technologies which measure microscopic fractures in metal structures and monitor metal fatigue.  MaTech has completed significant work for the federal government to develop technology to detect metal fatigue in aircraft and steel bridge components.  MaTech is now beginning to market its technologies to companies and government agencies involved in the inspection of metal highway and railroad bridges.

Forward-Looking Statements:

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Material Technologies or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, such statements in this release that describe the company's business strategy, outlook, objectives, plans, intentions, or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, among other things, product price volatility, product demand, market competition, and risk inherent in the operations of a company. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

Contact:

Robert M. Bernstein
Material Technologies, Inc.
1.310.208.5589
matech@matechcorp.com